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                                                                   EXHIBIT (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

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                                                            SIX
                                                         MONTHS                                            Years Ended December 31,
                                                          ENDED         -----------------------------------------------------------
                                                       JUNE 30,
(In millions)                                              2000          1999          1998         1997          1996         1995
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                         $ (1,460)        4,831         3,965        3,793         3,534        3,409
  Fixed charges, excluding capitalized
    interest                                              2,520         3,751         3,504        2,526         2,224        1,821
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        Earnings                                 (A)   $  1,060         8,582         7,469        6,319         5,758        5,230
===================================================================================================================================
Interest, excluding interest on deposits               $  2,454         3,645         3,395        2,420         2,120        1,716
One-third of rents                                           66           106           109          106           104          105
Capitalized interest                                         --            --            --           --             5            4
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        Fixed charges                            (B)   $  2,520         3,751         3,504        2,526         2,229        1,825
===================================================================================================================================
Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                (A)/(B)       0.42X         2.29          2.13         2.50          2.58         2.87
===================================================================================================================================
INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                         $ (1,460)        4,831         3,965        3,793         3,534        3,409
  Fixed charges, excluding capitalized
    interest                                              5,000         7,805         7,820        6,674         6,255        5,837
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        Earnings                                 (C)   $  3,540        12,636        11,785       10,467         9,789        9,246
===================================================================================================================================
Interest, including interest on deposits               $  4,934         7,699         7,711        6,568         6,151        5,732
One-third of rents                                           66           106           109          106           104          105
Capitalized interest                                         --            --            --           --             5            4
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        Fixed charges                            (D)   $  5,000         7,805         7,820        6,674         6,260        5,841
===================================================================================================================================
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                (C)/(D)       0.71X         1.62          1.51         1.57          1.56         1.58
===================================================================================================================================
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